Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:	Brad Cohen	Public Relations Contact:
	Integrated Corporate Relations, Inc.	Lisa Greb
	330/463-6865	Director, Public Relations
	http://www.joann.com	Jo-Ann Stores, Inc.
330/463-3442

JO-ANN STORES ANNOUNCES FIRST QUARTER SALES RESULTS

- Same-store sales increased 4.5% in the first quarter -

- Fiscal 2009 first quarter earnings conference call scheduled for May 28, 2008 –

HUDSON, OH – May 8, 2008 — Jo-Ann Stores, Inc. (NYSE: JAS) reported today that net sales for the first quarter ended May 3, 2008, increased 5.2% to $446.1 million from $424.2 million in the prior year. Same-store sales increased 4.5% versus a same-store sales increase of 1.8% last year.

First Quarter Conference Call

The company will report earnings for its first quarter of fiscal 2009 on May 28, 2008. In conjunction with the earnings release, investors are invited to listen to the earnings conference call to be broadcast live over the Internet at 4:30 PM Eastern time. The earnings release will provide instructions on how to access the call.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 199 large-format stores and 573 small-format stores.